SECURITY AGREEMENT

This Security Agreement (“Agreement”) is between Eberhard Schonburg (“Secured Party”) and Artificial Life, Inc. (“Debtor”).

SECTION 1.            DEFINITIONS

1.1    Capitalized Terms.    Unless defined elsewhere in this Agreement, capitalized terms used in this Agreement will have the meanings ascribed to them in the attached Appendix A.

1.2    UCC Terms.    Unless the context clearly indicates otherwise, terms used in this Agreement that are defined in the Uniform Commercial Code will have the meanings ascribed to them in the Uniform Commercial Code.

SECTION 2.            SECURITY INTEREST

2.1    Grant.    As security for the full and prompt payment and performance of the Obligations, Debtor grants Secured Party a security interest in the Collateral.

2.2    Perfection.

2.2.1.    Debtor authorizes Secured Party to file all financing statements and other documents evidencing the security interests granted hereby under applicable law a the location of the Collateral that Secured Party deems reasonably necessary to perfect and continue Secured Party’s security interest in the Collateral. Debtor authorizes Secured Party to indicate on each financing statement that the financing statement covers all assets or all personal property of Debtor.

2.2.2.    If any Collateral other than certificated securities and goods covered by a document is in the possession of a person other than Debtor, Secured Party, or a lessee of the Collateral from Debtor in the ordinary course of Debtor’s business, Debtor will assist Secured Party in obtaining from the person a bailee acknowledgment of security interest, in form and substance reasonably satisfactory to Secured Party.

2.2.3.    Upon Secured Party’s request, Debtor will take any other actions that Secured Party deems reasonably necessary to perfect and continue Secured Party’s security interest in the Collateral.

2.3    Termination.    Upon Debtor’s request after the full payment and performance of the Obligations, Secured Party will take all actions that Debtor deems reasonably necessary to terminate Secured Party’s security interest in the Collateral.

SECTION 3.            REPRESENTATIONS AND WARRANTIES OF DEBTOR

Debtor represents and warrants to Secured Party as follows:

3.1    Authority.    Debtor has full power and authority to sign and deliver this Agreement and to perform all of Debtor’s obligations under this Agreement.

3.2    Binding Obligation.    This Agreement is the legal, valid, and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws of general application or by general principles of equity.

3.3    No Conflicts.    The signing and delivery of this Agreement by Debtor and the performance by Debtor of all of Debtor’s obligations under this Agreement will not:

3.3.1.    breach any agreement to which Debtor is a party, or give any person the right to accelerate any obligation of Debtor;

3.3.2.    violate any law, judgment, or order to which Debtor is subject; or

3.3.3.    require the consent, authorization, or approval of any person, including but not limited to any governmental body.

3.4    Ownership. Debtor has good title to the Collateral, free from all Encumbrances except Permitted Encumbrances. Debtor has the right and power to transfer and assign the Collateral to Secured Party, free from any restriction or condition.

3.5    Names of Debtor.    The exact full legal name of Debtor is Artificial Life, Inc.

3.6    Location of Debtor.    Debtor is a corporation duly organized and validly existing under the laws of the state of Delaware. Debtor presently maintains offices in Los Angeles, California, USA; Hong Kong, PRC; Berlin, Germany; and Tokyo, Japan.

SECTION 4.            COVENANTS OF DEBTOR

Debtor covenants to Secured Party that Debtor will perform the following obligations and observe the following conditions until the Obligations are fully paid and performed:

4.1    Ownership.    Debtor will keep the Collateral free from all Encumbrances except Permitted Encumbrances. Debtor will not permit any person to restrict or condition Debtor’s right and power to transfer and assign the Collateral to Secured Party.

4.2    Name of Debtor.    Debtor will not change Debtor’s legal name.

4.3    Location of Debtor.    Debtor will maintain its existence as a corporation and will not change the State of its organization.

4.4    No Disposition of Collateral.    Debtor will not sell, lease, license, distribute, or otherwise dispose of any Collateral, except in connection with:

4.4.1.    the disposition of inventory in the ordinary course of Debtor’s business; and

4.4.2.    the replacement of equipment in the ordinary course of Debtor’s business.

4.5    Condition of Collateral.    Debtor will keep the tangible Collateral in good repair and operating condition, reasonable wear and tear excepted.

4.6    Personal Property.    Debtor will not attach any Collateral to any real property in a manner that would cause the Collateral to become real property or a fixture.

4.7    Notification.    Debtor will promptly notify Secured Party if any of the following occurs:

4.7.1.    any material change in the business of Debtor;

4.7.2.    any material loss or damage with respect to any Collateral, whether or not the loss or damage is covered by insurance;

4.7.3.    any material adverse change in the financial condition of Debtor; or

4.7.4.    an Event of Default.

4.8    Future Commercial Tort Claims.    Debtor will promptly notify Secured Party if Debtor obtains any rights to any commercial tort claim. Debtor will ensure that the notice includes the adverse parties to the claim and the specific facts out of which the claim arose.

4.9    Future Copyrights.

4.9.1.    Debtor will promptly notify Secured Party if:

(a)    the United States Copyright Office issues a registration for any work of Debtor for which an application for copyright registration was made; or

(b)    Debtor acquires a work that has been registered with the United States Copyright Office.

4.9.2.    Debtor will ensure that the notice includes the title, registration number, and effective date of registration of the work.

4.9.3.    Debtor will enter into a copyright security agreement in form and substance reasonably satisfactory to Secured Party, and will take any other actions that Secured Party deems reasonably necessary to perfect and continue Secured Party’s security interest in Debtor’s works that have been registered with United States Copyright Office.

4.10   Future Patents.

4.10.1.   Debtor will promptly notify Secured Party if:

(a)    the United States Patent and Trademark Office issues a patent for any invention of Debtor for which an application for patent was made; or

(b)    Debtor acquires an invention for which a patent has been issued by the United States Patent and Trademarks Office.

4.10.2.   Debtor will ensure that the notice includes the title, patent number, and effective date of issuance of the patent.

4.10.3.    Debtor will enter into a patent security agreement in form and substance reasonably satisfactory to Secured Party, and will take any other actions that Secured Party deems reasonably necessary to perfect and continue Secured Party’s security interest in Debtor’s inventions for which a patent has been issued by the United States Patent and Trademark Office.

SECTION 5.    PAYMENT OF TAXES AND OTHER CHARGES BY SECURED PARTY

Whenever Debtor fails to pay when due any taxes, assessments, or other charges necessary to be paid for the protection of Secured Party’s rights under this Agreement, Secured Party may pay the same. Such payments will be added to the Obligations, and will bear interest at an annual rate of 5%.

SECTION 6.    SECURED PARTY’S WARNING TO DEBTOR

6.1    Unless you, Debtor, provide me, Secured Party, with evidence of the insurance coverage as required by our contract or loan agreement, we may purchase insurance at your expense to protect our interest. This insurance may, but need not, also protect your interest. If the collateral becomes damaged, the coverage we purchase may not pay any claim you make or any claim made against you. You may later cancel this coverage by providing evidence that you have obtained property coverage elsewhere.

6.2    You are responsible for the cost of any insurance purchased by the Secured Party. The cost of this insurance may be added to your contract or loan balance. If the cost is added to your contract or loan balance, the interest rate on the underlying contract or loan will apply to this added amount. The effective date of coverage may be the date your prior coverage lapsed or the date you failed to provide proof of coverage.

6.3    The coverage the Secured Party purchases may be considerably more expensive than insurance you can obtain on your own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

SECTION 7.    RIGHTS AND OBLIGATIONS CONCERNING COLLATERAL

7.1    Inspection.

7.1.1.    Upon Secured Party’s request, Debtor will:

(a)    permit Secured Party to inspect any Collateral in the possession of Debtor;

(b)    assist Secured Party in inspecting any Collateral in the possession of a person other than Debtor or Secured Party; and

(c)    permit Secured Party to inspect and copy Debtor’s books of account and records related to the Collateral.

7.1.2.    Upon Debtor’s request, Secured Party will permit Debtor to inspect any Collateral in the possession of Secured Party.

7.2    Verification.    Upon 5 days’ notice by Secured Party to Debtor, Secured Party may contact appropriate third parties, including account debtors of Debtor, to verify the completeness and accuracy of any information provided by Debtor to Secured Party regarding the Collateral.

7.3    Purchase Money Security Interests.    To the extent Debtor uses funds borrowed from Secured Party to buy Collateral, Debtor’s repayment of the funds will apply on a first-in first-out basis so that the portion of the funds used to buy a particular item of Collateral will be paid in the order Debtor bought the Collateral.

7.4    Collection, Enforcement, and Assembly.    Before an Event of Default has occurred, Secured Party may, upon notice to Debtor:

7.4.1.    notify an account debtor or other person obligated on Collateral to make payment or otherwise render performance to or for the benefit of Secured Party;

7.4.2.    take any proceeds to which Secured Party is entitled under the Uniform Commercial Code; and

7.4.3.    enforce the obligations of account debtors or other persons obligated on Collateral and exercise the rights of Debtor with respect to the obligations of the account debtors or other persons obligated on Collateral to make payment or otherwise render performance to Debtor, and with respect to any property that secures the obligations of the account debtors or other persons obligated on the Collateral.

SECTION 8.    DEFAULTS AND REMEDIES

8.1    Events of Default.    Each of the following events is an Event of Default:

8.1.1.    Debtor fails to make any payment Obligation when due;

8.1.2.    Debtor fails to perform any non-payment Obligation within 20 days after Secured Party notifies Debtor of the failure to perform the Obligation when due;

8.1.3.    any representation or warranty made by Debtor in this Agreement is found to have been untrue or misleading in any material respect as of the date of this Agreement;

8.1.4.    an Encumbrance other than a Permitted Encumbrance attaches to any Collateral;

8.1.5.    any material loss or damage with respect to the Collateral occurs that is not covered by insurance;

8.1.6.    Debtor voluntarily dissolves or ceases to exist, or any final and nonappealable order or judgment is entered against Debtor decreeing its dissolution;

8.1.7.    Debtor fails to pay, becomes insolvent or unable to pay, or admits in writing an inability to pay Debtor’s debts as they become due, or makes a general assignment for the benefit of creditors;

8.1.8.    a proceeding with respect to Debtor is commenced under any applicable law for the benefit of creditors, including but not limited to any bankruptcy or insolvency law, or an order for the appointment of a receiver, liquidator, trustee, custodian, or other officer having similar powers over Debtor or the Collateral is entered; and

8.1.9.    an event of default occurs under:

(a)    any agreement evidencing, guaranteeing, or securing the payment or performance of any of the Obligations; or

(b)    any agreement securing the payment or performance of any of the obligations of any guarantor of the Obligations.

8.2    Remedies.    On and after an Event of Default, Secured Party may exercise the following remedies, which are cumulative and which may be exercised singularly or concurrently:

8.2.1.    upon notice to Debtor, the right to accelerate the due dates of the Obligations so that the Obligations are immediately due, payable, and performable in their entirety;

8.2.2.    the right to pay and perform any of the Obligations;

8.2.3.    any remedy available to Secured Party under any agreement evidencing, guaranteeing, or securing the payment or performance of any of the Obligations or any of the obligations of any guarantor of the Obligations;

8.2.4.    any remedy available to Secured Party under the Uniform Commercial Code; and

8.2.5.    any other remedy available to Secured Party at law or in equity.

8.3    Additional Rights and Obligations.    After an Event of Default:

8.3.1.    upon Secured Party’s request, Debtor will assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to both parties;

8.3.2.    upon Secured Party’s request, Debtor will otherwise assist Secured Party in exercising any remedy available to Secured Party under this Agreement;

8.3.3.    Secured Party may use Debtor’s copyrights, patents, tradenames, trademarks, trade secrets, and other similar property to prepare, process, and advertise the Collateral for sale, lease, license, or other disposition; and

8.3.4.    Secured Party will have no obligation to resort to any Collateral in any particular order or marshal any Collateral in favor of Debtor or any other person.

8.4    Application of Cash Proceeds.    After an Event of Default, Secured Party will apply or pay over for application the cash proceeds of collection, enforcement, or disposition of Collateral in the following order to:

8.4.1.    the reasonable expenses of collection, enforcement, retaking, holding, preparing for disposition, processing, disposing, and reasonable attorney’s fees and legal expenses incurred by Secured Party;

8.4.2.    the satisfaction of the Obligations, in such order as Secured Party may determine, to the extent such order is not inconsistent with any agreement evidencing the payment or performance of the Obligations; and

8.4.3.    other persons, including but not limited to Debtor, in accordance with the Uniform Commercial Code.

SECTION 9.    RELEASE, INDEMNIFICATION, AND WAIVERS

9.1    Release and Indemnification.    Debtor releases and will defend and indemnify Secured Party for, from, and against any and all claims, actions, proceedings, damages, liabilities, and expenses of every kind, whether known or unknown, including but not limited to reasonable attorney’s fees, resulting from or arising out of:

9.1.1.    any action that Secured Party takes to perfect or continue Secured Party’s security interest in the Collateral; or

9.1.2.    the exercise of any remedy available to Secured Party under this Agreement, without regard to cause or the negligence of Secured Party or any other person.

9.2    Waiver by Debtor.    Debtor waives demand, presentment for payment, notice of dishonor or nonpayment, protest, notice of protest, and lack of diligence in collection, and agrees that Secured Party may amend any agreement evidencing, guaranteeing, or securing any of the Obligations or extend or postpone the due dates of the Obligations without affecting Debtor’s liability.

9.3    No Waiver by Secured Party.    No waiver will be binding on Secured Party unless it is in writing and signed by Secured Party. Secured Party’s waiver of a breach of a provision of this Agreement or any agreement evidencing, guaranteeing, or securing any of the Obligations will not be a waiver of any other provision or a waiver of a subsequent breach of the same provision. Secured Party’s failure to exercise any remedy under this Agreement or any agreement evidencing, guaranteeing, or securing any of the Obligations will not be considered a waiver by Secured Party of Secured Party’s right to exercise the remedy.

SECTION 10.    GENERAL

10.1    Time of Essence.    Time is of the essence with respect to all dates and time periods in this Agreement.

10.2    No Assignment.    Debtor may not assign or delegate any of Debtor’s rights or obligations under this Agreement to any person without the prior written consent of Secured Party, which Secured Party may withhold in Secured Party’s sole discretion.

10.3    Binding Effect.    This Agreement will be binding on the parties and their respective heirs, personal representatives, successors, and permitted assigns, and will inure to their benefit.

10.4    Amendment.

10.4.1.    Except as otherwise provided in Section 10.4.2, this Agreement may be amended only by a written document signed by the party against whom enforcement is sought.

10.4.2.    Secured Party may amend and restate the definition of “Collateral” in Appendix A without the consent of Debtor to account for any commercial tort claims for which notice is or should have been given under Section 4.8. Upon an amendment, Secured Party will promptly deliver to Debtor a copy of the amended and restated Appendix A.

10.5    Notices.    All notices or other communications required or permitted by this Agreement:

10.5.1.    must be in writing;

10.5.2.    must be delivered to the parties at the addresses set forth below, or any other address that a party may designate by notice to the other parties; and

10.5.3.    are considered delivered:

(a)    upon actual receipt if delivered personally or by fax or an overnight delivery service; and

(b)    at the end of the third business day after the date of deposit in the United States mail, postage pre-paid, certified, return receipt requested.

To Secured Party:	To Debtor:

______________________________	Artificial Life, Inc.
______________________________	520 Broadway, Suite 350
______________________________	Santa Monica, CA 90401
______________________________	USA
Fax: _________________________	Fax: _________________________
Attn: _________________________	Attn: _________________________

10.6    Severability.    If a provision of this Agreement is determined to be unenforceable in any respect, the enforceability of the provision in any other respect and of the remaining provisions of this Agreement will not be impaired.

10.7    Further Assurances.    The parties will sign other documents and take other actions reasonably necessary to further effect and evidence this Agreement.

10.8    Attachments.    Any exhibits, schedules, and other attachments referenced in this agreement are part of this Agreement.

10.9    Remedies.    The parties will have all remedies available to them at law or in equity. All available remedies are cumulative and may be exercised singularly or concurrently.

10.10    Governing Law.    This Agreement is governed by the laws of the State of Delaware, without giving effect to any conflict-of-law principle that would result in the laws of any other jurisdiction governing this Agreement.

10.11    Venue.    Any action or proceeding arising out of this Agreement will be litigated in courts located in Delaware. Each party consents and submits to the jurisdiction of any local, state, or federal court located in Delaware.

10.12    Attorney’s Fees.    If any arbitration or litigation is instituted to interpret, enforce, or rescind this Agreement, including but not limited to any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim will be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party’s reasonable attorney’s fees and other fees, costs, and expenses of every kind, including but not limited to the costs and disbursements specified under the laws of the state of Delaware, incurred in connection with the arbitration, the litigation, any appeal or petition for review, the collection of any award, or the enforcement of any order, as determined by the arbitrator or court.

10.13    Entire Agreement.    This Agreement contains the entire understanding of the parties regarding the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations and agreements, whether written or oral, between the parties with respect to the subject matter of this Agreement.

10.14    Signatures.    This Agreement may be signed in counterparts. A fax transmission of a signature page will be considered an original signature page. At the request of a party, a party will confirm a fax-transmitted signature page by delivering an original signature page to the requesting party.

[signature page to follow]

Dated effective:  August 10, 2009

Secured Party:

/s/ Eberhard Schöneburg EBERHARD SCHÖNEBURG

Debtor:

ARTIFICIAL LIFE, INC.

___________________________________ By: _________________________ Its: _________________________

APPENDIX A

Definitions

 “Collateral” means all of Debtor’s personal property, wherever located, whether presently owned or subsequently acquired, including but not limited to:  accounts receivable, chattel paper, deposit accounts, documents, equipment, general intangibles, instruments, inventory, investment property, letter-of-credit rights, and money; all intellectual property, including but not limited to patents, copyrights, trademarks, licenses, service marks, trade secrets, inventions, designs, and know-how; all commercial tort claims; and books of account and records related to the property.

“Encumbrance” means any lien, mortgage, pledge, security interest, or other encumbrance.

“Event of Default” means any event specified in Section 8.1.

“Obligations” means all present and future obligations of any kind owed by Debtor to Secured Party, including but not limited to all of Debtor’s obligations arising out of:

▪

Loan Agreement dated September 29, 2005 between Debtor and Secured Party;

▪

Loan Agreement dated April 3, 2009 between Debtor and Secured Party;

▪

Loan Agreement dated May 6, 2009 between Debtor and Secured Party;

▪

this Agreement.

“Permitted Encumbrances” means:

Encumbrances in favor of Secured Party;

Encumbrances arising by operation of law for taxes, assessments, or government charges not yet due;

statutory Encumbrances for services or materials arising in the ordinary course of Debtor’s business for which payment is not yet due; and

nonconsensual Encumbrances incurred or deposits made in the ordinary course of Debtor’s business for workers’ compensation and unemployment insurance and other types of social security.